Exhibit 10.31

PROMISSORY NOTE
(TERM NOTE)

$5,000,000.00    September 27, 2013
Chevy Chase, Maryland

1.Agreement to Pay. FOR VALUE RECEIVED, QC Property Holdings, LLC, a Georgia limited liability company (“Borrower”), hereby promises to pay to the order of Housing & Healthcare Funding, LLC, a Delaware limited liability company, its successors and assigns (“Lender”), the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) (the “Loan”), at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder from time to time pursuant to and upon the terms and conditions set forth below in this Promissory Note (the “Note”) and in that certain Loan and Security Agreement (the “Loan Agreement”) of even date herewith, by and between Borrower and Lender, which has been acknowledged, on or before September 27, 2016 (the “Maturity Date”).
2.Interest Rate.
2.1    Interest Prior to Default. Interest shall accrue on the outstanding principal balance of this Note from the date hereof through the Maturity Date at the rate equal to the One-Month Libor Rate (as defined below) plus four and three-quarter percent (4.75%), but not less than five and three-quarter percent (5.75%) (the “Loan Rate”). Interest shall accrue based upon a year consisting of 360 days and charged for the actual number of days elapsed. For purposes of this Note, the date of first disbursement shall be the first date that proceeds evidenced by this Note are disbursed pursuant to the direction of the Borrower. The foregoing to the contrary notwithstanding, if the One-Month Libor Rate is not available to the Lender, then the Lender shall impose an interest rate on the principal balance of the Loan that accurately reflects the amount of interest to be charged to Borrower hereunder.
“One-Month Libor Rate” shall mean the rate displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Lender in its sole discretion) as the interest rate applicable to dollar deposits in the London Interbank market with a maturity of one month. The Lender’s determination of the One-Month Libor Rate shall be conclusive, absent manifest error. The Loan Rate shall be set on the Closing Date (as hereinafter defined) and reset on October 1, 2013 and on the first Business Day of each calendar month thereafter (each a “Reset Date”), based on the One-Month Libor Rate in effect at approximately 11:00 a m. London time, two (2) Business Days preceding the Closing Date and each Reset Date. For purposes of this Note, the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Chevy Chase, Maryland are authorized or required by law to remain closed.

2.2    Interest After Default. From and after the Maturity Date or upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), interest shall accrue on the balance of principal remaining unpaid during any such period at an annual rate (“Default Rate”) equal to five percent (5%) plus the Loan Rate; provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law. The interest accruing under this paragraph shall be immediately due and payable by Borrower to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.
3.Payment Terms.
3.1    Principal plus Interest. Payments of principal plus interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:
(a)    Consecutive monthly payments of interest accrued on the outstanding principal balance of the Loan commencing on October 1, 2013 (which shall include interest on the principal balance of this Note accruing during the period commencing on the date the proceeds of the Loan are disbursed by Lender (“Closing Date”) and ending on the last day of the month in which the Closing Date occurs), and on the first (1st) day of each month thereafter, through and including the month in which the Maturity Date occurs, shall be due and payable.
(b)    In addition to the interest payments due hereunder, Borrower shall make consecutive monthly deposits, in the amount designated on the schedule attached hereto as Exhibit A (the “Deposits”), due and payable commencing on October 1, 2014, and on the first (1st) day of each month thereafter, through and including the month in which the Maturity Date occurs. The Deposits required pursuant to this Section 3.1(b) shall be deposited into an account of the Borrower and pledged to the Lender in accordance with that certain Assignment and Pledge of Account – Additional Deposits of even date herewith by Borrower in favor of Lender.
(c)    The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder or under any other Loan Document, shall be due and payable in full on the Maturity Date.
3.2    Application of Payments. Prior to the occurrence of an Event of Default, all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (a) first, to fees, expenses, costs and other similar amounts then due and payable to Lender, including, without limitation any prepayment premium, exit fee or late charges due hereunder, (b) second, to accrued and unpaid interest on the principal balance of this Note, (c) third, to the payment of principal due in the month in which the payment or prepayment is made, (d) fourth, to any escrows, impounds or other amounts which may then be due and payable under the Loan Documents, (e) fifth, to any other amounts then due Lender hereunder or under any of the Loan Documents, and (f) last, to the unpaid principal balance of this Note in the inverse order of maturity. Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent monthly payment of principal plus interest due hereunder. After an Event of Default has occurred and is continuing, payments may be applied by Lender to amounts owed hereunder and under the Loan Documents in such order as Lender shall determine, in its sole discretion.
3.3    Method of Payments. Borrower agrees that all payments of interest, principal payments, and any fees and expenses owed Lender from time to time will be deducted by Lender automatically on the due date from Borrower’s operating account with Lender. Borrower will maintain sufficient funds in the account on the dates Lender enters debits authorized by this Note. If there are insufficient funds in the account on the date Lender enters any debit authorized by this Note, the debit will be reversed. Notwithstanding the foregoing, the final payment due under this Note must be made by wire transfer or other final funds.
3.4    Late Charge. If any payment of interest or principal due hereunder is not made on the date such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. Borrower agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.
3.5    Prepayment. Provided that no Event of Default then exists and subject to the exit fees defined herein, Borrower may voluntarily prepay the principal balance of this Note, in whole or in part, at any time not less than two (2) years after the Closing Date, with at least thirty (30) days prior written notice provided to Lender.
An exit fee of three percent (3%) of the outstanding principal balance of the Note shall apply to any prepayment of the Note; provided, however, that an exit fee of one percent (1%) of the outstanding principal balance of the Note shall apply to any HUD-related refinancing that is done through Lender or to any refinancing following HUD’s rejection of an application for refinance.
The payment of any partial prepayment shall not relieve the Borrower from the obligation to make subsequent scheduled monthly installments of principal plus interest due hereunder. All prepayments shall be applied to the reduction of principal in inverse order of maturity, and may not be re-borrowed.
3.6    Loan Fees. In consideration of Lender’s agreement to make the Loan, Borrower shall pay to Lender a non-refundable fee in the amount of FIFTY THOUSAND

AND 00/100 DOLLARS ($50,000.00), which shall be due and payable in full as a condition precedent to the disbursement of proceeds under this Note.
4.Security. This Note is secured by, among other things: (1) a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith (as amended and/or restated from time to time, the “Mortgage”) from Borrower in favor of Lender creating a first mortgage lien on certain real property (the “Property”) legally described in Exhibit A attached to the Mortgage, and (2) a Guaranty (as amended and/or restated from time to time, the “Guaranty”) dated as of the date hereof, jointly and severally, from QC Nursing, LLC, a Georgia limited liability company (the “Operator”), and AdCare Health Systems, Inc., an Ohio corporation (the “Guarantor”), in favor of Lender (hereinafter this Note, the Loan Agreement, the Mortgage, the Guaranty and any other document now, previously, or hereafter given to evidence or secure payment of this Note or delivered to induce Lender to disburse the proceeds of the Loan, as such documents may now or hereafter be amended, restated or replaced from time to time, are hereinafter collectively referred to as the “Loan Documents”). Reference is hereby made to the Loan Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements contained therein, a statement of the rights, remedies, and security afforded thereby, and all matters therein contained.
5.Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:
5.1    the failure by Borrower to pay (i) any installment of principal or interest payable pursuant to this Note within on or before the date when due, or (ii) any other amount payable to Lender under this Note, the Loan Agreement, the Mortgage or any of the other Loan Documents within three (3) days after the date when any such payment is due in accordance with the terms hereof or thereof; or
5.2    the occurrence of any “Event of Default” under the Loan Agreement, the Mortgage or any of the other Loan Documents; or
5.3    the occurrence of the dissolution, insolvency, termination, merger or winding up of any entity guarantor, or the death or legal incompetency of any individual guarantor, as applicable, of this Note.
6.Remedies. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note, the Loan Agreement, the Mortgage and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, Guarantor, the Property and any other security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, Borrower promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.
7.Covenants and Waivers. Borrower and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby expressly agree to be jointly and severally bound, and jointly and severally: (i) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) except as expressly provided in the Loan Documents, waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of each Borrower, Guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Borrower, any guarantor and all others now liable for all or any part of the obligations evidenced hereby. This provision is a material inducement for Lender making the Loan to Borrower.
8.Other General Agreements.
8.1    The Loan is a business loan and is being incurred by Borrower solely for the purpose of carrying on a commercial enterprise, and not for personal, family or household purposes. Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section 1601, et seq.
8.2    Time is of the essence hereof.
8.3    This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Maryland. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.
8.4    Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of Borrower or of any lessee, operator, concessionaire or licensee of Borrower in the conduct of its business, and by the execution of this Note, and Borrower agrees to indemnify, defend, and hold Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by Lender as a result of a claim that Lender is such partner, joint venturer, agent or associate.
8.5    This Note has been made and delivered at Chevy Chase, Maryland and all funds disbursed to or for the benefit of Borrower will be disbursed in Chevy Chase, Maryland.
8.6    If this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several and shall be binding upon and enforceable against each Borrower and their respective successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.
8.7    If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of, and the validity and enforceability of, this and the remaining provisions, or portions or applications thereof, and the remaining provisions, or portions or applications thereof shall not be affected thereby and shall remain in full force and effect.
8.8    If for any reason the payment of a portion of the interest or other charges otherwise required to be paid under this Agreement would exceed the limit which the Lender may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amounts in excess of such limit shall have been paid, then such amounts shall at the sole option of the Lender either be refunded to Borrower or credited to the principal (or any combination of the foregoing) so that under no circumstances shall the interest or other charges required to be paid by Borrower hereunder exceed the maximum rate allowed by applicable law, and Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any such excess interest. In no event shall any agreed to or actual exaction as consideration for this Loan transcend the limits imposed or provided by the law applicable to this transaction.
8.9    Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and Lender thereafter shall be relieved from all liability with respect to such collateral. In addition, Lender may at any time sell one or more participations in the Note. Borrower may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.
9.Notices. All notices required under this Note will be in writing and will be transmitted in the manner and to the addresses, facsimile numbers or email addresses required by the Loan Agreement, or to such other addresses, facsimile numbers or email addresses as Lender and Borrower may specify from time to time in writing.
10.Consent to Jurisdiction. TO INDUCE LENDER TO ACCEPT THIS NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING

OUT OF OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS IN MONTGOMERY COUNTY, MARYLAND. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN MONTGOMERY COUNTY, MARYLAND.
11.Waiver of Jury Trial. BORROWER AND LENDER (BY ACCEPTANCE OF THIS NOTE), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS NOTE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has executed and delivered this Promissory Note as of the day and year first written above.

BORROWER:

QC PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By: /s/ Ronald W. Fleming
Name: Ronald W. Fleming
Title: Manager

HHC Funding / QC Property Holdings, LLC
Promissory Note - $5,000,000